                                                                      WFG 8/3/98

                                    [FORM OF]

                  ADMINISTRATION AGREEMENT dated as of [______ __, 1999], among EFG STUDENT LOAN TRUST 1999-[ ], a Delaware trust (the "Issuer"), EDUCATIONAL FINANCE GROUP, Inc., a Delaware corporation, as administrator (the
"Administrator"), and [INDENTURE TRUSTEE], a [      ] banking corporation, not
in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                               W I T N E S S E T H

                  WHEREAS the Issuer was formed pursuant to the Trust Agreement dated as of [______ __, 1998] (the "Trust Agreement") among, EFG Funding Corporation (the "EFG Funding" or the "Depositor"), a Delaware corporation, and [TRUSTEE], as Trustee (the "Trustee") and is issuing the Floating Rate Asset Backed Senior Notes (the "Senior Notes") and the Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes," and together with the Senior Notes, the "Notes") pursuant to the Indenture dated as of [______ __, 1999] (the "Indenture"), between the Issuer and the Indenture Trustee, (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein);

                  WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes, including the Transfer Agreement, the Servicing Agreement, [the Senior Note Depository Agreement (the "Depository Agreement")], the Guarantee Agreements, the Trust Agreement and the Indenture (all such agreements being collectively referred to herein as the "Related Agreements");

                  WHEREAS, pursuant to the Related Agreements, the Issuer and the Trustee are required to perform certain duties in connection with the Notes and the Collateral therefor pledged pursuant to the Indenture;

                  WHEREAS the Issuer and the Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Trustee may from time to time request;

                  WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Trustee on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                  1. Representations of the Administrator. The Administrator makes the following representations on which the Issuer and the Trustee are deemed to have relied. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Student Loans, {as of the applicable Transfer Date, in the case of the Serial Loans and New Loans,} as of the relevant date of assignment, in the case of any Qualified Substitute Student Loan, {as of the date of origination, in the case of any Consolidation Loan originated by the Trust during the Revolving Period, and as of the applicable Add-on Consolidation Loan Funding Date, in the case of any Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan,} but shall survive the sale of the Student Loans to the Trustee on behalf of the Issuer (and legal title to the FFELP Student Loans to the Eligible Lender Trustee) and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (b) Power and Authority of the Administrator. The Administrator has the organizational power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement has been duly authorized by the Administrator by all necessary corporate action.

                  (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

                  (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties. The consummation by the Administrator of the transactions contemplated by this Agreement will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Student Loan.

                  (e) No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Related Agreements or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Related Agreements, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Related Agreements or the Notes or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer or the Notes.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

                  2. Duties of the Administrator.

                  (a) Duties with Respect to the Indenture and Depository Agreement. The Administrator shall perform all its duties as Administrator and the duties of the Issuer under the Depository Agreement. In addition, the Administrator shall consult with the Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture, including such of the foregoing as are required with respect to the following matters (references are to sections of the Indenture):

                           (i) the duty to cause the Note Registrar to keep the
                  Note Register and to give the Indenture Trustee prompt notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                           (ii) the fixing or causing to be fixed of any
                  specified record date and the timely notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));

                           (iii) the preparation of or obtaining of the
                  documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

                           (iv) the preparation, obtaining or filing of the
                  instruments, opinions and certificates and other documents required for the release of collateral (Section 2.09);

                           (v) the preparation, obtaining or filing of the
                  instruments, opinions and certificates and other documents required for a transfer of Subordinate Notes (Section 2.04);

                           (vi) [the duty to cause the Note Registrar to
                  maintain on behalf of the Issuer an office in [       ], for
                  registration of transfer or exchange of Notes (Section 3.02);]

                           (vii) the duty to cause newly appointed Paying
                  Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                           (viii) the direction to the Paying Agents to deposit
                  moneys with the Indenture Trustee (Section 3.03);

                           (ix) the obtaining and preservation of the Issuer's
                  qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.04);

                           (x) the preparation of all supplements, amendments,
                  financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with
                  Section 3.05 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.05);

                           (xi) the delivery by the Issuer of the Opinion of
                  Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers' Certificate of the Issuer and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections
                  3.06 and 3.09);

                           (xii) the identification to the Indenture Trustee in
                  an Officers' Certificate of the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

                           (xiii) the notification of the Indenture Trustee and
                  the Rating Agencies of a Servicer Default pursuant to the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

                           (xiv) the preparation and obtaining of documents and
                  instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);

                           (xv) the prompt delivery of notice to the Indenture
                  Trustee and the Rating Agencies of each Event of Default, any Default under Section 5.01(iii) of the Indenture and each default by the Servicer under the Servicing Agreement or by the Seller under the Loan Sale Agreement (Section 3.18);

                           (xvi) the monitoring of the Issuer's obligations as
                  to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate of the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                           (xvii) the compliance with any written directive of
                  the Indenture Trustee with respect to the sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

                           (xviii) the preparation of any written instruments
                  required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

                           (xix) the furnishing of the Indenture Trustee with
                  the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

                           (xx) the preparation and, after execution by the
                  Issuer, the filing with the Commission, any applicable State agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

                           (xxi) the opening of one or more accounts in the
                  Issuer's name, the preparation of Issuer Orders, Officers' Certificates of the Issuer and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

                           (xxii) the preparation of an Issuer Request and
                  Officers' Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.04 and 8.05);

                           (xxiii) the preparation of Issuer Orders and the
                  obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

                           (xxiv) the preparation of or obtaining of the
                  documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.06);

                           (xxv) the notification of Noteholders of redemption
                  of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.02);

                           (xxvi) the preparation of all Officers' Certificates
                  of the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                           (xxvii) the preparation and delivery of Officers'
                  Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

                           (xxviii) the preparation and timely delivery to
                  Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06); and

                           (xxix) the recording of the Indenture, if applicable
                  (Section 11.15).

                  (b) Duties with Respect to the Issuer. In addition to the duties of the Administrator set forth above and in the other Related Agreements, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements. In furtherance thereof, the Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Trustee and the Issuer for the purpose of executing on behalf of the Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 9 of this Agreement, and in accordance with the directions of the Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Trustee and are reasonably within the capability of the Administrator.

                           (i) Notwithstanding anything in this Agreement or the
                  Related Agreements to the contrary, the Administrator shall deliver to the Trustee, the

                  Indenture Trustee, the Rating Agencies and (if the Seller is not the Administrator) the Seller, an Officers' Certificate of the Administrator containing all the information necessary:

                                    {(A) to pay the Department any Consolidation
                           Fees due and payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments, which Officers' Certificate shall be delivered on the date that is three Business Days prior to the date such fees are to be remitted to the Department;

                                    (B) during the Revolving Period to pay the
                           Depositor, for payment to the Seller pursuant to
                           Section 2.02 of the Loan Sale Agreement, on each Transfer Date, the Loan Purchase Amount (or if the Parity Date has occurred the Purchase Collateral Balance) for New Loans or Serial Loans purchased by the Issuer on such date and on each Transfer Date after the end of the Revolving Period, the Purchase Collateral Balance for Serial Loans so purchased on such date (but, only to the extent the Purchase Collateral Balance has not been satisfied by the exchange of Serial Loans for Exchanged Student Loans), which Officers' Certificate, in each case, shall be delivered on the Business Day preceding such Transfer Date;}

                                    (C) to pay the Servicer the Servicing Fee
                           due on each Monthly Payment Date pursuant to Section 2(d)(iv)(A), 2(d)(v)(A) and 2(e)(iv)(A) and any
                           Servicing Fee Shortfall due on each Quarterly Payment Date pursuant to Section 2(e)(ii)(b)(iv), which Officers' Certificate shall be delivered on each Determination Date;

                                    (D) to make all the distributions required
                           by Sections 2(d), 2(e) and 2(f), for the Monthly Collection Period or Collection Period, as the case may be, preceding the date of such Officers' Certificate, which Officers' Certificate shall be delivered on each Determination Date.

                           (ii) In addition, prior to each Determination Date
                  immediately preceding a Quarterly Payment Date, the Administrator shall determine, in compliance with its obligation to prepare an Officers' Certificate on such Determination Date pursuant to this Section, the Senior Note Rate and the Subordinate Note Rate that will be applicable to the Quarterly Payment Date following such Determination Date. In connection therewith, the Administrator shall calculate the T-Bill Rate and the Student Loan Rate in accordance with the respective definitions thereof for the related Quarterly Interest Period.

                           (iii)    [Reserved.]

                           (iv) Notwithstanding anything in this Agreement or
                  the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trustee set forth in Section 5.02 of the Trust Agreement with respect to, among other things, any tax information or accounting report required to be distributed to Note Owners.

                           (v)      [Reserved.]

                           (vi) The Administrator shall perform the duties of
                  the Administrator specified in Sections 10.02 and 10.03 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee and the appointment of a successor Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Related Agreements, including those under Sections 6.07 and 6.08 of the Indenture and those under
                  Section 6.07 of the Trust Agreement.

                           (vii) As described in Article IX of the Trust
                  Agreement, notice of any termination of the Trust shall be given by the Administrator to the Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

                           (viii) In carrying out the foregoing duties or any of
                  its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrators opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                  (c)      Establishment and Maintenance of Trust Accounts.

                           (i) The Administrator, for the benefit of the Issuer,
                  shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Collection Account will initially be established as a segregated trust account in the name of the Indenture
                  Trustee with the corporate trust department of [      ].

                           (ii) The Administrator, for the benefit of the
                  Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee
                  with the corporate trust department of [      ].

                           (iii) The Administrator, for the benefit of the
                  Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the

                  "Collateral Reinvestment Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Collateral Reinvestment Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the
                  corporate trust department of [      ].

                           (iv)     [Reserved.]

                           (v) Funds on deposit in the Collection Account, the
                  Reserve Account and the Collateral Reinvestment Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Monthly Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Monthly Available Funds for each Monthly Payment Date that is not a Quarterly Payment Date, and a portion of the Available Funds for each Quarterly Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that funds sufficient to pay the Servicing Fee and the Administration Fee will be available in the Collection Account on the Business Day preceding each Monthly Payment Date that is not a Quarterly Payment Date, so that funds on deposit in the Collateral Reinvestment Account that are required, in the judgment and at the discretion of the Administrator, to make Additional Fundings during the Revolving Period will be available for such purpose and so that the remaining such funds will be available at the close of business on the Business Day preceding each Quarterly Payment Date.

                           (vi) The Indenture Trustee shall possess all right,
                  title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Issuer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                           (vii) With respect to the Trust Account Property, the
                  Indenture Trustee agrees, by its acceptance hereof, that:

                                    (1) any Trust Account Property that is held
                           in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of clause (vi) above; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                                    (2) any Trust Account Property that
                           constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph
                           (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

                                    (3) any Trust Account Property that is a
                           book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                                    (4) any Trust Account Property that is an
                           "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominees) ownership of such security.

                           (viii) The Administrator shall have the power,
                  revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Trustee to carry out its respective duties under the Servicing Agreement or the Trust Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

                           (ix) On each Determination Date, the Administrator
                  shall calculate all amounts required to determine the amounts to be deposited in the Collection Account and the other Trust Accounts and the amounts to be distributed therefrom on the related Monthly Payment Date, Quarterly Payment Date or other dates from which amounts therein are to be distributed.

                  (d) Withdrawals from the Collection Account. The Administrator shall instruct the Indenture Trustee (based, in the case of clauses
         (iv) and (v) below, on the information contained in the servicer's report delivered with respect to the applicable Determination Date pursuant to Section 3.07 of the Servicing Agreement) to make withdrawals from amounts deposited in the Collection Account at the following times and for the following purposes, and the Indenture Trustee shall comply with such instructions:

                           {(i) from time to time during the Revolving Period,
                  in so far as the Administrator may so instruct on any Business Day therein, to deposit all collections in respect of principal on the Student Loans into the Collateral Reinvestment Account;

                           (ii) from time to time during each Collection Period
                  to pay the Department any Consolidation Fees due and payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments;

                                    (A) on each Add-on Consolidation Loan
                           Funding Date after the Revolving Period, to prepay in full any Add-on Consolidation Loan not held by the Issuer pursuant to Section 6.07 of the Trust Agreement; provided that the amount paid to prepay any Add-on Consolidation Loan not held by the Issuer on any date since the preceding Quarterly Payment Date shall not exceed the Net Principal Cash Flow Amount for such date minus the aggregate Purchase Collateral Balance remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date after the Revolving Period pursuant to Section 2(d)(iii)(B); and

                                    (B) on each Transfer Date after the
                           Revolving Period to pay to the Seller, pursuant to
                           Section 2.02 of the Loan Sale Agreement, the aggregate Purchase Collateral Balance for Serial Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date (but only to the extent such aggregate Purchase Collateral Balance has not been satisfied by the exchange of Serial Loans for Exchanged Student Loans); provided that the amount paid to the Seller for the purchase of Serial Loans on such Transfer Date plus the amount of funds remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date on any Transfer Date after the Revolving Period shall not exceed the Net Principal Cash Flow Amount for such Transfer Date minus the sum of (i) all amounts paid since the last Quarterly Payment Date pursuant to Section 2(d)(iii)(A) to prepay any Add-on Consolidation Loan not held by the Issuer and (ii) all amounts which the Administrator reasonably estimates will be required to prepay Add-on Consolidation

                           Loans pursuant to Section 2(d)(iii)(A) during the remainder of the Collection Period; provided, further, that, any Purchase Premium Amounts for Serial Loans purchased (including pursuant to the exchange thereof) after the Revolving Period shall be paid only out of Reserve Account Excess as set forth in Section 2(e)(ii).}

                           (iii) on each Monthly Payment Date that is not a
                  Quarterly Payment Date, to make the following deposits and distributions to the Persons specified below by 11:00 a.m. (New York Time), to the extent of Monthly Available Funds for such Monthly Payment Date in the Collection Account, in the following order of priority:

                                    (A) to the Servicer, the Servicing Fee with
                           respect to the preceding calendar month and all unpaid Servicing Fees from prior months; and

                                    (B) to the Administrator, from the amount of
                           Monthly Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months.

                           (iv) on each Quarterly Payment Date, to make the
                  following deposits and distributions to the Persons or the account specified below by 11:00 a.m. (New York Time), to the extent of Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

                           (v) to the Servicer, the Servicing Fee with respect
                  to the preceding calendar month and all unpaid Servicing Fees from prior months;

                           (vi) to the Administrator, from the amount of
                  Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

                           (vii) to the Indenture Trustee for distribution to
                  the Noteholders pursuant to Section 8.02(c) of the Indenture, from the amount of Available Funds remaining after the application of clauses (A) and (B), the Noteholders' Distribution Amount with respect to such Quarterly Payment Date; and

                           (viii) to the Reserve Account, the amount of
                  Available Funds remaining after the application of clauses (A) through (C).

                  Except in the case of amounts deposited pursuant to clause
(viii) into the Reserve Account, amounts properly withdrawn from the Collection Account and distributed pursuant to this Section 2(d) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Persons to whom such amounts are distributed shall in no event be required to refund any such distributed amounts.

                  (e) Reserve Account. The Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account as required by Section 2.01(b) of the Loan Sale Agreement.

                           (i) With respect to any amount in the Reserve Account
                  on any Quarterly Payment Date (after giving effect to all deposits thereto on such Quarterly Payment Date and to all withdrawals therefrom necessary to make the distributions required to be made from Available Funds on such Quarterly Payment Date) in excess of the Specified Reserve Account Balance for such Quarterly Payment Date (the "Reserve Account Excess"), the Administrator shall instruct the Indenture Trustee to pay such Reserve Account Excess (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, if such date is on or after the Parity Date, to the extent that such funds represent payments of interest with respect to the Student Loans, such funds shall be applied in the amounts and the order of priority set forth in clauses (b)(iii) through (vi) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated): (i) to pay to the Depositor for payment to the Seller any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Issuer after the end of the Revolving Period but prior to the end of the related Collection Period; (ii) if such Quarterly Payment Date is on or prior to the Parity Date, to pay to the Indenture Trustee for distribution to Noteholders pursuant to
                  Section 8.02(d) of the Indenture an amount equal to the lesser of (x) the remaining amount of such excess and (y) the amount by which the aggregate principal balance of the Notes, after giving effect to all other distributions in respect of principal on the Notes on such Quarterly Payment Date, exceeds the Pool Balance as of the close of business on the last day of the related Collection Period; (iii) to pay to the Indenture Trustee for distribution to Noteholders pursuant to
                  Section 8.02(d) of the Indenture, out of the remaining amount of such excess, an amount equal to the aggregate unpaid Noteholders' Interest T-Bill Carryover; (iv) to pay to the Servicer, out of the remaining amount of such excess, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; (v) to pay to the Depositor for payment to the Seller, out of the remaining amount of such excess, any unpaid Purchase Premium Amounts for any Serial Loans or New Loans purchased during the Revolving Period but after the Parity Date (or at any time during the Collection Period during which the Parity Date occurs) and prior to the end of the related Collection Period; and (vi) any remaining amount of such excess, after application of clauses (i) through (v) above, will be released to the Depositor; provided, however, that if and to the extent that (A) the amount of the Servicer's unpaid repurchase obligation pursuant to Section
                  3.05 of the Servicing Agreement exceeds $[500,000] as of the last day of the preceding Collection Period (and such Servicer has not been replaced by a Successor Servicer), or (B) the Department fails by the last day of such preceding Collection Period to satisfy its obligations to reimburse or replace a Federal Guarantor pursuant to the Higher Education Act, then any Reserve Fund Excess remaining on such Quarterly Payment Date for distribution to the Depositor pursuant to the clause
                  (vi) above shall not be so
                  distributed and shall be retained in the Reserve Account for application in accordance with this Agreement. Amounts properly distributed pursuant to this Section 2(e)(i) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Depositor shall in no event thereafter be required to refund any such distributed amounts.

                           (ii) Following the payment in full of the aggregate
                  outstanding principal balance of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to Noteholders, the Depositor, the Servicer or the Administrator and the termination of the Trust (including any Noteholders' Interest T-Bill Carryover, any Servicing Fee Shortfall and any unpaid Servicing Fee Shortfalls and unpaid Purchase Premium Amounts), any amount remaining on deposit in the Reserve Account shall be distributed to the Depositor. The Depositor shall in no event be required to refund any amounts properly distributed pursuant to this Section 2(e)(ii).

                           (iii) In the event that the Servicing Fee for any
                  Monthly Payment Date exceeds the amount distributed to the Servicer pursuant to Sections 2(d)(iii)(A) or 2(d)(v) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on each Monthly Payment Date an amount equal to such excess and to distribute such amount to the Servicer.

                           (iv) In the event that the Administration Fee for any
                  Monthly Payment Date exceeds the amount distributed to the Administrator pursuant to Sections 2(d)(iii)(B) or 2(d)(vi) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Monthly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (iv)(A) above, and to distribute such amount to the Administrator.

                           (v) For any Quarterly Payment Date, in the event that
                  the Noteholders' Distribution Amount for such Quarterly Payment Date exceeds the sum of the amount distributed to the Indenture Trustee for distribution to the Noteholders pursuant to Section 2(d)(vii) on such Quarterly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Quarterly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (iii) and (iv) above, and to distribute such amount as required by Section 2(d)(viii) on such Quarterly Payment Date.

                  {(f) Collateral Reinvestment Account. During the Revolving Period, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Collateral Reinvestment Account, in each case to the extent of the funds on deposit therein (A) on each Transfer Date, an amount equal to the Loan Purchase Amount for the Serial Loans and New Loans transferred to the Eligible Lender Trustee on behalf of the

         Issuer on such Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02 of the Loan Sale Agreement with respect to such transfer, (B) when and as requested by the Eligible Lender Trustee, in order to facilitate its origination of Consolidation Loans, to transfer to the order of the Eligible Lender Trustee an amount sufficient to prepay in full any Student Loan (including any and all Financed Student Loans) that is to be consolidated through such origination with one or more Financed Student Loans, (C) when and as requested by the Eligible Lender Trustee, in order to facilitate its funding of the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a Consolidation Loan an amount sufficient to prepay in full such Add-on Consolidation Loan, (D) on each Determination Date, to deposit into the Collection Account an amount equal to the Capitalized Interest Amount for the Student Loan Rate Accrual Period with respect to the related Monthly Payment Date and (E) on any Determination Date and in such amounts as the Administrator may direct, for deposit to the Collection Account for the purposes of increasing Monthly Available Funds or Available Funds, as the case may be.

                           (i) On the Quarterly Payment Date on or next
                  occurring after the termination of the Revolving Period, the Administrator shall instruct the Indenture Trustee to withdraw from the Collateral Reinvestment Account on such Quarterly Payment Date an amount equal to the entire remaining amount on deposit in such account and to distribute such amount to Noteholders pursuant to Section 8.02(e) of the Indenture.}

                  (g) Statements to Noteholders. On each Determination Date preceding a Quarterly Payment Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Quarterly Payment Date to each Noteholder of record a statement substantially in the form of Exhibit B setting forth at least the following information as to the
         Notes:

                           (i) the amount of such distribution allocable to
                  principal of the Notes, the amount thereof distributable as principal of the Senior Notes and the Subordinate Notes, the amount thereof attributable to the Principal Distribution Amount and the amount thereof attributable to Reserve Account Excess;

                           (ii) the amount of the distribution allocable on such
                  Quarterly Payment Date to interest on the Senior Notes;

                           (iii) the amount of the distribution allocable on
                  such Quarterly Payment Date to interest on the Subordinate Notes;

                           (iv) the amount, if any, of such distribution
                  allocable to any Senior Noteholders' Interest T-Bill Carryover and any Subordinate Noteholders' Interest T-Bill Carryover, together with any remaining outstanding amount of each thereof;

                           (v) the Pool Balance as of the close of business on
                  the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (A) above;

                           (vi) the aggregate outstanding principal balance of
                  the Senior Notes and the Subordinate Notes, the Senior Note Pool Factor and the Subordinate Note Pool Factor as of such Quarterly Payment Date, after giving effect to payments allocated to principal reported under clause (A) above;

                           {(vii) the Note Rate applicable with respect to each
                  distribution referred to in clauses (B) and (C) above, indicating whether such interest rate was calculated based on the Student Loan Rate or based on the T-Bill Rate, and specifying what each such Note Rate would have been using the alternate basis for such calculation;

                           (viii) the amount of the Servicing Fee paid to the
                  Servicer on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date including a breakdown of the components of the Servicing Fee attributable to each of the items specified in clauses II(i) through (ix) of Section 3.06 of the Servicing Agreement and the amount of any Servicing Fee Shortfall for such Quarterly Payment Date and for each Monthly Payment Date following the immediately preceding Quarterly Payment Date;

                           (ix) the amount of the Administration Fee paid to the
                  Administrator on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date;

                           (x) the amount of the aggregate Realized Losses, if
                  any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                           (xi) the balance of the Reserve Account on such
                  Quarterly Payment Date, after giving effect to changes therein on such Quarterly Payment Date and indicating whether on such Quarterly Payment Date or any Monthly Payment Date since the preceding Quarterly Payment Date any withdrawal was made therefrom pursuant to Section 2(e)(iv), the amount of each such withdrawal and the purpose(s) pursuant to Section 2(e)(iv) for each such withdrawal;

                           (xii) for Quarterly Payment Dates during the
                  Revolving Period, the amount deposited into the Collateral Reinvestment Account during the related Collection Period and on the immediately preceding Quarterly Payment Date, and the amount on deposit therein after giving effect to changes therein on such Quarterly Payment Date;

                           (xiii) for the Quarterly Payment Date on or
                  immediately following the end of the Revolving Period, the amount remaining on deposit in the Collateral Reinvestment Account that has not been used to make Additional Fundings;

                           (xiv) the principal balance and number of
                  Consolidation Loans originated on behalf of the Issuer during the related Collection Period, (ii) the principal balance and number of Add-on Consolidation Loans the principal balances of which have been added to the Trust during the related Collection Period and (iii) the amount withdrawn from the Collateral Reinvestment Account to prepay Student Loans not held by the Issuer that were consolidated through such origination (or addition, in the case of Add-on Consolidation Loans) with one or more Financed Student Loans during such Collection Period;

                           (xv) the principal balance and number of Serial Loans
                  conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amount thereof and the portion thereof attributable to Purchase Premium Amounts;

                           (xvi) for Quarterly Payment Dates during the
                  Revolving Period, the principal balance and number of New Loans conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amount thereof and the portion thereof attributable to Purchase Premium Amounts;} and

                           (xvii) the number and principal balance of Financed
                  Student Loans as of the end of the related Collection Period, that are In-School, Grace, Repayment, Deferral, Forbearance or Consolidation Loans as of the of the related Collection Period, and a breakdown by number and principal balance of Financed Student Loans, by school type, interest rate and loan program.

                  Each amount set forth pursuant to clauses (A), (B), (C) and
(D) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

                  (h) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Trustee of the proposed action and the Trustee shall have consented to it. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (i) the amendment of or any supplement to the Indenture;

                           (ii) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Student Loans, including any allegation of forgery by a putative borrower under a Student
                  Loan);

                           (iii) the amendment, change or modification of the
                  Related Agreements;

                           (iv) the appointment of successor Note Registrars,
                  successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                           (v)      the removal of the Indenture Trustee.

                  [(i) Incentive Loans and Incentive Interest Deposits. The Administrator may terminate or change the terms of any Incentive Program with respect to a Student Loan in accordance with the terms of such program, provided such termination or change is not prohibited by the Higher Education Act, upon notice to the Trustee and the Indenture Trustee. Until the effective date of any termination, the Administrator shall be required to deposit into the Collection Account the Incentive Interest Deposit with respect to such Incentive Student Loan as provided below. In the event that the Administrator fails to make such deposit, the terms of such Incentive Program shall be such that the Borrower shall be obligated to make such payment and such Incentive Program shall terminate as to the related loan.]

                  The Administrator shall deposit or cause to be deposited into the Collection Account no later than the Determination Date succeeding each Monthly Collection Period the aggregate Incentive Interest Deposits with respect to Incentive Student Loans in the Trust as of the last day of such Monthly Collection Period. Such deposits shall be considered deposits in respect of interest on such Incentive Student Loans for all purposes of the Basic Documents and shall be deemed to have been deposited into the Collection Account for all such purposes as of such last date of such Monthly Collection Period.

                  3. Annual Statement as to Compliance. (a) The Administrator shall deliver to the Depositor, the Eligible Lender Trustee and the Indenture Trustee, on or before ___________ __ of each year beginning __________ __, 1999, an Officers' Certificate of the Administrator dated as of __________ __ of such year, stating that (i) a review of the activities of the Administrator during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to _______ __, 1999) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officer's Certificate and each report referred to in Section 4 to the Rating Agencies. A copy of such Officers' Certificate and each report referred to in
Section 4 may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Indenture Trustee that such Person is one of the foregoing parties.

                     (b) The Administrator shall deliver to the Depositor, the Trustee, the Indenture Trustee, the Servicer, and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an

         Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 12.

                  4. Annual Independent Certified Public Accountants' Report. The Administrator shall cause a firm of independent certified public accountants, which may also render other services to the Administrator, to deliver to the Depositor, the Trustee and the Indenture Trustee on or before ________ __ of each year beginning __________ __, 1999, a report addressed to the Administrator and to the Depositor, the Trustee and the Indenture Trustee (which report may be combined with other reports required to be delivered by such accountants to the Administrator, the Trustee and the Indenture Trustee under the Related Agreements), to the effect that such firm has examined certain documents and records relating to the administration of the Student Loans and of the Trust during the preceding fiscal year ended _________ __ (or, in the case of the first such report, during the period from the Closing Date to __________ __, 1999) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that the administration of the Trust was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

                  Such report will also indicate that the firm is independent of the Administrator within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  5. Administrator Expenses. The Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Administrator and expenses incurred in connection with distributions and reports to the Noteholders.

                  6. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

                  7. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Administration Fee payable monthly in arrears on each Monthly Payment Date which shall be solely an obligation of the Issuer and payable solely as provided herein.

                  8. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                  9. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trustee or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer, the Trustee or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Trustee or the Eligible Lender Trustee.

                  10. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and any of the Issuer, the Trustee or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  11. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Trustee, the Eligible Lender Trustee or the Indenture Trustee.

                  12. Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

                  (a) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Trustee or after discovery of such failure by an officer of the Administrator; or

                  (b) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement or any Related Agreements, which failure shall (i) materially and adversely affect the rights of Noteholders and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Trustee or (B) to the Administrator and to the Indenture Trustee and the Trustee by the Noteholders, representing not less than ___% of the Outstanding Amount of the Notes; or

                  (c) an Insolvency Event occurs with respect to the Administrator;

                  (d) then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee, or the Noteholders evidencing not less than __% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 24 hereof) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes or the Financed

         Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 13; and, without limitation, the Indenture Trustee and the Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Trustee shall give notice thereof to the Rating Agencies.

                  13. Appointment of Successor. Upon receipt by the Administrator of notice of termination pursuant to Section 12, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(x) the date 120 days from the delivery to the Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator as specified in the notice of resignation and Depositoring Opinion of Counsel. In the event of termination hereunder of the Administrator the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement and the Administration Agreement.

                  (a) Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading of the rating of the Senior Notes or the Subordinate

         Notes by any Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

                  (b) The Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the Related Agreements, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the Related Agreements.

                  14. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Administrator pursuant to Section 12 or 13, the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

                  15. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                  16. Notices. Any notice, report or other communication given hereunder shall be in writing (or in the form of facsimile notice, followed by written notice) and addressed as follows:

                  (a)      if to the Issuer, to

                           EFG Student Loan Trust ____-_

                            with a copy to the Trustee
                           at the Corporate Trust Office of the
                           Trustee; and

                           if to the Trustee, to [___________] at

                           Attention:
                           Telephone:
                           Facsimile:

                  (b)      if to the Eligible Lender Trustee, to

                           [               ], National Association

                           Attention:  Corporate Trust Administration
                           Telephone:
                           Facsimile:

                  (c)      if to the Administrator, to

                           Educational Finance Group, Inc.

                           Attention:  President and Chief Executive Officer
                           Telephone:
                           Telecopy:

                           with a copy to
                           Office of the General Counsel

                           Attention:
                           Telephone:
                           Telecopy:

                  (d)      if to the Indenture Trustee, to

                           [                 ]


                           Attention: Corporate Trust and Agency Group, Structured Finance Team
                           Telephone:
                           Facsimile:

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

                  17. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Eligible Lender Trustee, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Eligible Lender Trustee and the Noteholders of at least a majority in the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Student Loans or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of all Outstanding Noteholders. Prior to the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

                  18. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 13 or 25 of this Agreement concerning the resignation of the Administrator, this Agreement may not be assigned by the Administrator.

                  19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  20. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  21. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                  22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  23. Not Applicable to Educational Finance Group, Inc. in Other Capacities. Nothing in this Agreement shall affect any obligation Educational Finance Group, Inc. may have in any other capacity under the Related Agreements.

                  24. Liability of Administrator; Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

                  The Administrator shall indemnify, defend and hold harmless the Issuer, the Trustee, the Eligible Lender Trustee, the Indenture Trustee, the Servicer and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

                  The Administrator shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in, and subject to the limitations of, Section
6.07 of the Indenture.

                  For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 25) as Administrator pursuant to Section 12 or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 13.

                  Indemnification under this Section shall survive the resignation or removal of the Trustee, the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

                  25. Merger or Consolidation of, or Assumption of the Obligations of, Administrator. Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than Educational Finance Group, LLP, executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the Administrator shall have delivered to the Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Administrator shall have a consolidated net worth at least equal to that of the predecessor

Administrator, (v) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer or the Noteholders and (vi) unless Educational Finance Group, LLP is the surviving entity, the Administrator shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and Indenture Trustee, respectively, in the Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

                  26. Limitation on Liability of Administrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders, the Trustee, the Indenture Trustee or the Eligible Lender Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Student Loans and the Trust in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the Related Agreements and the interests of the Noteholders under the Indenture.

                  27. Educational Finance Group, Inc. Not to Resign as Administrator. Subject to the provisions of Section 25, Educational Finance Group, Inc. shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over Educational Finance Group, Inc. or its properties. Notice of any such determination permitting the resignation of Educational Finance Group, Inc. shall be communicated to the Trustee, the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Educational Finance Group, Inc. in accordance with Section 13.

                  28. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [TRUSTEE], National Association not in its individual capacity but solely in its capacity as Trustee of the Issuer and in no event shall [TRUSTEE], National Association in its individual capacity or any Owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  Notwithstanding anything contained herein to the contrary,
this Agreement has been countersigned by [      ] and [      ] not in their
individual capacities but solely as [Eligible Lender Trustee and] Indenture
Trustee and in no event shall [      ] and [      ]  have any liability for the
representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  29. Insolvency of Depositor. (a) Upon any sale of the assets of the Trust pursuant to Section 9.02 of the Trust Agreement, the Indenture Trustee shall deposit the net proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the Quarterly Payment Date on, or, if such proceeds are not so deposited on a Quarterly Payment Date, on the first Quarterly Payment Date following the date on which the Insolvency Proceeds are deposited in the Collection Account, the Administrator shall instruct the Indenture Trustee to make the following distributions (after the application on such Quarterly Payment Date of the amount of Available Funds and amounts on deposit in the Reserve Account pursuant to Sections 2(d) and 2(e)) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

                           (i) to the Senior Noteholders, any portion of the
                  Senior Noteholders' Interest Distribution Amount not otherwise distributed to the Senior Noteholders on such Quarterly Payment Date;

                           (ii) to the Subordinate Noteholders, any portion of
                  the Subordinate Noteholders' Interest Distribution Amount not otherwise distributed to the Subordinate Noteholders on such Quarterly Payment Date;

                           (iii) to the Senior Noteholders, the outstanding
                  principal balance of the Senior Notes (after giving effect to the reduction in the outstanding principal balance of the Senior Notes to result from the distributions to Senior Noteholders on such Quarterly Payment Date and on prior Quarterly Payment Dates);

                           (iv) to the Subordinate Noteholders, the outstanding
                  principal balance of the Subordinate Notes (after giving effect to the reduction in the outstanding principal balance of the Subordinate Notes to result from the distributions to

                  Subordinate Noteholders on such Quarterly Payment Date and on prior Quarterly Payment Dates);

                           (v) to the Senior Noteholders, any unpaid Senior
                  Noteholders' Interest T-Bill Carryover not otherwise distributed to the Senior Noteholders on such Quarterly Payment Date; and

                           (vi) to the Subordinate Noteholders, any unpaid
                  Subordinate Noteholders' Interest T-Bill Carryover not otherwise distributed to the Subordinate Noteholders on such Quarterly Payment Date. Any investments on deposit in the Reserve Account which will not mature on or before such Quarterly Payment Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Business Day preceding such Quarterly Payment Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Depositor.

                  (b) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

                  30. Third-Party Beneficiaries. The Eligible Lender Trustee is a third party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     EFG STUDENT LOAN TRUST 1999-[ ]

                                     by  [      ],  NATIONAL ASSOCIATION, not
                                     in its individual capacity but solely as Trustee,

                                     by
                                        --------------------------------------
                                        Name:
                                        Title:

                                     [INDENTURE  TRUSTEE] and not in its
                                     individual  capacity but solely as
                                     Indenture Trustee,

                                     by
                                        --------------------------------------
                                        Name:
                                        Title:

                                     EDUCATIONAL FINANCE GROUP, Inc., as
                                     Administrator,

                                     by
                                        --------------------------------------
                                        Name:
                                        Title:

                                                                EXHIBIT A TO THE
                                                        ADMINISTRATION AGREEMENT

POWER OF ATTORNEY

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )

                  KNOW ALL MEN BY THESE PRESENTS, that [      ], NATIONAL
ASSOCIATION, a national bank, not in its individual capacity but solely as trustee ("Trustee") for the EFG Student Loan Trust ____-_ (the "Trust"), does hereby make, constitute and appoint Educational Finance Group, Inc., as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Agents and Attorneys-in-Fact to execute on behalf of Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement) or pursuant to Section 5.02 of the Trust Agreement (as defined in the Administration Agreement), including without limitation, to appear for and represent Trustee and the Trust in connection with the preparation, filing and audit of any federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement dated as of _______ __, 1999, among the Trust, Educational Finance Group, Inc., as
Administrator, and [      ], as Indenture Trustee, as such may be amended from
time to time.

                  All powers of attorney for this purpose heretofore filed or executed by Trustee are hereby revoked.

EXECUTED as of the _______ day of _______, 1999.

                                    [      ], NATIONAL ASSOCIATION, not in its
                                    individual capacity but solely as Trustee

                                    by
                                       --------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

                  Before me, the undersigned authority, on this day personally
appeared [      ] known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person signed the same for the purposes and considerations therein expressed.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this [ ] day of [      ], 1999.


                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of New York

                                                  ------------------------------
                                                  Printed Name of Notary Public

                                                  Commission Expires
                                                                     -----------

                                                                       EXHIBIT B
                                                                          TO THE
                                                        ADMINISTRATION AGREEMENT

Form of Noteholders' Statement pursuant to Section 2(g) of Administration Agreement (capitalized terms used herein are defined in Appendix A thereto)

Quarterly Payment Date:  _____________________

(i)      Amount of principal being paid or distributed:

Senior            __________*               ($_______* per $1,000 original
                                             principal amount of Notes)

Subordinate                __________*      ($_______* per $1,000 original
                                             principal amount of Notes)

---------
* Portion of each such amount attributable to Reserve Account Excess: _________.

(ii) Amount of interest being paid or distributed:

Senior            __________                ($_______ per $1,000 original
                                             principal amount of Notes)

Subordinate       __________                ($_______ per $1,000 original
                                             principal amount of Notes)



(iii) Amount of Senior Noteholders' Interest T-Bill Carryover being paid or distributed (if any) and amount remaining (if any):

         (a)      Distributed:__________    ($_______ per $1,000 original
         principal amount of Notes)

         (b)      Balance:______________    ($_______ per $1,000 original
         principal amount of Notes)



(iv) Amount of Subordinate Noteholders' Interest T-Bill Carryover being paid or distributed (if any) and amount remaining (if any):

         (a)      Distributed:__________    ($_______ per $1,000 original
         principal amount of Notes)

         (b)      Balance:______________    ($_______ per $1,000 original)
         principal amount of Notes)

(v)      Pool Balance at end of related Collection Period: __________

(vi)     After giving effect to distributions on this Quarterly Payment Date:

         (a)      (1)      outstanding principal amount of Senior Notes:________
                  (2)      Senior Note Pool Factor:__________

         (b)      (1)      outstanding principal amount of Subordinate Notes:___
                  (2)      Subordinate Note Pool Factor:__________

(vii)    Applicable Note Rate:

         In general:

         (1) T-Bill Rate for Quarterly Interest Period commencing on the previous Quarterly Payment Date was _______%.

         (2)      the Student Loan Rate was _____%.

         Senior Note Rate:_____%                     (based on

         [T-Bill Rate]
         [Student Loan              Rate])

         Subordinate Note Rate:_____%                (based on

         [T-Bill Rate]
         [Student Loan              Rate])

(viii) Amount of Servicing Fee for related Collection Period including a breakdown of the components of the Servicing Fee attributable to each of the items specified in clauses II(i) through (ix) of Section 3.06 of the Servicing Agreement and the amount of any Servicing Fee Shortfall for such Quarterly Payment Date and for each Monthly Payment Date following the immediately preceding Quarterly Payment Date:

(ix)     Amount of  Administration  Fee for related  Collection
         Period:__________ ($_______ per $1,000 original principal amount of Notes)

(x) Aggregate amount of Realized Losses (if any) for the related Collection Period:__________

(xi) Financed Student Loans delinquent at end of related Collection Period: number of delinquent loans: ________; aggregate unpaid principal balance of delinquent loans: ___________________

(xii) Withdrawal from Reserve Account on related Quarterly Payment Date (other than Reserve Account Excess) and on any Monthly Payment Date since the preceding Quarterly Payment Date (list each withdrawal separately): _______________ [purpose of each withdrawal]

         Reserve Account Excess on related Quarterly Payment      Date $________

         Principal balance of Notes to be paid to reach Parity    Date: $_______

(xiii)   Deposits to Collateral Reinvestment Account during related Collection
         Period: $__________; amount to be deposited on related Quarterly Payment Date $___________.

         Withdrawal from Collateral Reinvestment Account during related Collection Period: $__________

(xiv)    Amount in the Reserve Account (after giving effect to (xii)):__________

(xv)     Amount in the Collateral Reinvestment Account (after giving effect to
         (xiii)):__________

(xvi) Consolidation loans: ___________ loans with aggregate principal balance of $________ were originated during related Collection Period; withdrawal from Collateral Reinvestment Account to fund origination of Consolidation Loans during related Collection Period: $_______

 (xvii) Add-on Consolidation Loans: ______ loans with aggregate principal balance of $________ were added to the principal balance of a Consolidation Loan; withdrawal from Collateral Reinvestment Account to fund the addition of the principal balances of Add-on Consolidation Loans during the related Collection Period: $________

(xviii) Serial Loans: _______ loans with aggregate principal balance of $_______ (portion represented by Purchase Premium Amounts $________) were purchased during the related Collection Period.

(xix) New Loans: _______ loans with aggregate principal balance of $_______ (portion represented by Purchase Premium Amounts $________) were purchased during the related Collection Period.

(xx) Financed Student Loans in the following categories as of the end of the related Collection Period:

                      Weighted Average         Number of            Principal
                      Interest Rate            Loans                Balance

Status Type:
In-School
Grace

Repayment
Forbearance
Deferment
Delinquencies
Claims Filed Awaiting Payment



Delinquencies:
--------------
30-60 Days
61-90 Days

91-120 Days
More than 120 Days Delinquent
Claims Filed Awaiting Payment

Loan Type:
--------------
Stafford Loans
SLS Loans
PLUS Loans
Consolidation Loans

School Type:
--------------
Traditional
Vocational/Proprietary

                                                             APPENDIX A TO THE
                                                      ADMINISTRATION AGREEMENT



                                   [FORM OF]

                             DEFINITIONS AND USAGE

                                     Usage
                                     -----

                  The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                  a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                  b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

                  c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

                  d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                  Definitions
                                  -----------

                  "Act" has the meaning specified in Section 11.03(a) of the Indenture.

                  "Additional Fundings" means any withdrawals from the Collateral Reinvestment Account for any of the purposes set forth in Section 2(f) of the Administration Agreement.

                  "Additional Guarantor" means a Federal Guarantor (other than an Initial Guarantor) of a FFELP Student Loan (other than an Initial Student
Loan) which has entered into a guarantee agreement with the Eligible Lender Trustee or a Private Guarantor of a Private Student Loan.

                  "Add-on Consolidation Loan" means a Student Loan, the principal balance of which is added to an existing Consolidation Loan within 210 days from the date that the existing Consolidation Loan was made, as required by the Higher Education Act.

                  "Add-on Consolidation Loan Funding Date" means each day, prior to the end of the Add-on Period, on which the principal balance of an Add-on Consolidation Loan is added to the principal balance of a Consolidation Loan in the Trust pursuant to Section 6.07 of the Trust Agreement.

                  "Add-on Period" means the period starting on the closing Date and ending on the date that is 210 days from the date that the last Consolidation Loan was originated by the Trust during the Revolving Period.

                  "Administration Agreement" means the Administration Agreement dated as of [__________ __, 1999], among the Issuer, the Administrator and the Indenture Trustee.

                  "Administration Fee" means, with respect to each Monthly Payment Date, an amount equal to one-twelfth of the product of (i) [ ]% and
(ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such Monthly Payment Date.

                  "Administrator" means Educational Finance Group, Inc., a Texas limited liability partnership, in its capacity as administrator of the Issuer and the Financed Student Loans.

                  "Administrator Default" shall have the meaning set forth in
Section 12 of the Administration Agreement.

                  "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 2(g) of the Administration Agreement, substantially in the form of Exhibit B thereto.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whetherthrough the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Assignment" means a duly executed assignment delivered pursuant to Section 3.02 of the Loan Sale Agreement in the form set forth in Exhibit F to such Agreement.

                  "Authorized Officer" means (i) with respect to the Issuer, any officer of the Trustee who is authorized to act for the Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Seller, the Servicer and the Administrator, any officer of the Seller, the Servicer or the Administrator, respectively, who is authorized to act for the Seller, the Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and to be acted upon by the Seller, the Servicer or the Administrator, respectively, pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller, the Servicer and the Administrator, respectively, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Funds" means, with respect to a Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i)-(vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (v)(A) through (v)(C) of Section 2(d) of the Administration Agreement, then Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay suc items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period; (B) except as expressly included in clause (iv) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account;
(C) an Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account pursuant to Section 2(d)(i) of the Administration Agreement, and after the end of the Revolving Period, any expenditure of the Net Principal Cash Flow Amount used to fund the addition o any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

                  "Basic Documents" means the Trust Agreement, the Indenture, the Eligible Lender Trust Agreement, the Loan Sale Agreement, the Servicing Agreement, the Administration Agreement, the Depository Agreement, the Guarantee Agreements and other documents and certificates delivered in connection with any thereof.

                  "Book-Entry Note" means a beneficial interest in the Senior Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

                  "Borrower" means an individual who is the maker of a Borrower Note and who obtains a Student Loan from an "eligible lender" in accordance with the Higher Education Act (in the case of FFELP Student Loans) and the policies and procedures of a Guarantor.

                  "Borrower Account" means those combined loans of a Borrower with the same lender and branch, which loans are in the same status, are the same loan type and which require the same processing and billing requirements. Stafford Loans which are already in repayment and being serviced by the Servicer will not be merged with new Stafford Loans for the same Borrower, and each such Stafford Loan will be treated as a separate Borrower Account.

                  "Borrower Note" means a promissory note of a Borrower for a Student Loan set forth on the appropriate form furnished by the Guarantor which Borrower Note meets the criteria set forth by the Higher Education Act (in the case of FFELP Student Loans) and the policies and procedures of the Guarantor.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of [Illinois, New York or Texas] are authorized or obligated by law, regulation or executive order to remain closed.

                  "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

                  "Capitalized Interest Amount" means for any Monthly Collection Period or other period of determination, the amount of interest that accrued on the Financed Student Loans during such period but was not then payable and that has been or will, pursuant to the terms of such Financed Student Loans, be capitalized and added to the principal balances of such loans.

                  "Certificate of Trust" means the Certificate of Trust in the form of Exhibit A to the Trust Agreement to be filed for the Trust pursuant to
Section 3810(a) of the Business Trust Statute.

                  ["_________Program" means the [Incentive Program] of the Seller which provides that Borrowers of Stafford Loans whose loans were disbursed on or after[_____________] and who make their first payments on time receive a __% per annum interest rate reduction for the remaining term of their Student Loan, as such program may be modified from time to time.]

                  ["__________Program" means the Incentive Program of the Seller which provides for Borrowers of Stafford Loans whose loans were disbursed on or after _______________ and who use the [ ] to remit payments directly from their bank accounts to receive a __% per annum interest rate reduction on their Student Loans, as such program may be modified after the Cutoff Date, other than as it may be modified to increase such interest rate reduction.]

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means __________ __, 1999.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Collateral" has the meaning specified in the Granting Clause of the Indenture.

                  "Collateral Reinvestment Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement.

                  "Collection Period" means, with respect to the first Quarterly Payment Date, the period beginning on the Cutoff Date and ending on
[    1999], and with respect to each subsequent Quarterly Payment Date, the
Collection Period means the three calendar months immediately following the end of the previous Collection Period.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means Educational Finance Group, Inc., a Delaware corporation.

                  "Company Note" means the Subordinate Note in a principal amount of $[ ] which is required to be retained by the Company pursuant to
Section 2.13 of the Indenture and which is nontransferable.

                  "Consolidation Fee" means any Federal Origination Fee, Monthly Rebate Fee or similar fee payable to the Department relating to the origination or ownership of Consolidation Loans.

                  "Consolidation Loan" means a Student Loan made pursuant to the Higher Education Act to consolidate the Borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loans.

                  "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at [ ]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Depositor); (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at [ ]; or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Depositor) and (iii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at [ ]; or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Depositor).

                  "Custodian" means [CUSTODIAN] and/or [____________], each, if more than one in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

                  "Cutoff Date" means [          1999].

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Deferral" means the period defined by the Higher Education Act and the policies of the related Guarantor during which a Borrower (in Repayment) is entitled to postpone making payments upon the submission of appropriate documentation.

                  "Deferral Loan" means a Student Loan during a period of Deferral.

                  "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

                  "Delaware Trust" has the meaning specified in Section 10.01 of the Trust Agreement.

                  "Delaware Trustee" has the meaning set forth in Section
10.01 of the Trust Agreement.

                  "Deleted Student Loan" has the meaning specified in Section
3.02 of the Loan Sale Agreement.

                  "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balance of the FFELP Student Loans which are Repayment Loans and which either (a) are over 120 days delinquent or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balance of the FFELP Student Loans which are Repayment Loans.

                  "Delivery" when used with respect to Trust Account Property means:



                       a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities accoun of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical

      Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                       b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the
      UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                       c)   with respect to any item of Trust Account
      Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                  "Department" means the United States Department of Education, an agency of the Federal government.

                  "Depositor" means the EFG Funding in its capacity as Depositor under the Trust Agreement.

                  "Depository Agreement" means the agreement with respect to the Senior Notes attached to the Indenture as Exhibit B.

                  "Determination Date" means, with respect to any Monthly Payment Date, the third Business Day preceding such Monthly Payment Date.

                  "Early Amortization Event" means any of the following events:

                        (i) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

                        (ii) the Issuer becoming subject to registration as an investment company under the Investment Company Act of 1940, as amended;

                        (iii) as of the end of any Collection Period, the percentage by principal balance of Student Loans the Borrowers of which use such loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds 30% of the Pool Balance;

                        (iv) as of the end of any Collection Period, the percentage by principal balance of FFELP Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceeds 40% of the Pool Balance;

                        (v) the Excess Spread, with respect to each of any two successive Quarterly Payment Dates, commencing with the Quarterly Payment Date in October 1997, is less than 1%; or

                        (vi) the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods exceeds 20%.

                  "Educational Institution" means any institution of higher education that participates in the guaranteed loan programs authorized by Title IV of the Higher Education Act and which is deemed eligible by a Guarantor to participate in such Guarantor's program.

                  "EFG" means Educational Finance Group, LLP a limited liability partnership organized under the laws of the State of Texas.

                  "EFG Funding" means EFG Funding Corporation, a corporation organized under the laws of the State of Delaware.

                  "EFG Subsequent Transfer Agreement" has the meaning provided in Section 2.03 of Loan Sale Agreement.

                  "EFG Trustee" means the First National Bank of Chicago, as eligible lender trustee for EFG.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                  "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), which (i) has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ by Standard & Poor's and (B)(1) a long-term senior unsecured debt rating of A1 or better and (2) a short-term senior unsecured debt rating of P-1 by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (C) unsecured debt rating of AAA (if rated by Fitch) or a short-term senior unsecured debt or certificate of deposit rating of F-1+ (if rated by Fitch) by Fitch and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee or the Indenture Trustee may be considered an Eligible Institution.

                  "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                       a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                       b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Quarterly Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                       c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                       d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

                       e) bankers' acceptances issued by any depository 0 institution or trust company referred to in clause (b) above;

                       f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
      (b) above; and

                       g) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee.

Fitch shall be considered to be a "Rating Agency" for the purpose of assessing the eligibility hereunder of any investment pursuant to clause (b), (c), (d),
(e), and (f) only if Fitch is providing a rating which can be used, pursuant to the terms of the applicable clause, to assess such investment.

                  "Eligible Lender Trust Agreement" means the Trust Agreement between the Eligible Lender Trustee and the Depositor under which the Eligible Lender Trustee holds legal title to FFELP Loans of which the Depositor is the beneficial owner and FFELP Student Loans of which the Trust is beneficial owner and one or more Future Trusts may be the beneficial owners.

                  "Eligible Lender Trustee" means [ELIGIBLE LENDER TRUSTEE], a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Eligible Lender Trust Agreement.

                  "Event of Default" has the meaning specified in Section 5.01 of the Indenture.

                  "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of (a) four and (b) the difference between (x) the Expected Interest Collections for such Quarterly Payment Date and (y) the sum of (i) the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees, (ii) the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees, and (iii) the Noteholders' Interest Distribution Amount for such Quarterly Payment Date, and the denominator of which is the average of the amount of the Pool Balance as of the first and the last day of the related Collection Period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchanged Student Loan" means a Student Loan that (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the Serial Loan for which it is to be exchanged (the "Exchanged Serial Loan") and (ii) will not, at any level of such interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of (i) the amount of interest accrued, net of accrued Monthly Rebate Fees and other amounts required by the Higher Education Act to be paid to the Department, with respect to the FFELP Student Loans for the related Student Loan Rate Accrual Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for such Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of Federal Origination Fees) and (iii) Investment Earnings for such Student Loan Rate Accrual Period.

                  "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Trustee, the Eligible Lender Trustee or any of either's officers, directors or agents in any way relating to or arising out of the Trust Agreement, the Eligible Lender Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee or the Eligible Lender Trustee under the Trust Agreement, the Eligible Lender Trust Agreement or the other Basic Documents.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Guarantor" means a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the FFELP Student Loans, which agency is reinsured by the Department under the Higher Education Act for between 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993 and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

                  "Federal Origination Fee" means, with respect to each Consolidation Loan that is originated by the Eligible Lender Trustee on behalf of the Issuer and each Add-on Consolidation Loan that is added to the principal balance of a Consolidation Loan, the origination fee payable to the Department equal to 0.5% of the initial principal balance of such Consolidation Loan or Add-on Consolidation Loan.

                  "FFELP Loans" means loans that finance post-secondary education and are the subject of guarantees by Federal Guarantors.

                  "FFELP Student Loans" means those Student Loans that are FFELP Loans.

                  "Financed" means, with respect to Student Loans, that, as of any date of determination, the loans have been conveyed to the Issuer, consisting of the Initial Student Loans as of the Closing Date and, thereafter, any Serial Loans or New Loans conveyed to the Issuer from the Transferor, {any Consolidation Loans originated by the Trust as provided in
Section 6.07 of the Trust Agreement, any Consolidation Loans the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan as provided in Section 6.07 of the Trust Agreement and any Qualified Substitute Student Loans conveyed to the Depositor as provided in
Section 3.02 of the Loan Sale Agreement.}

                  "Fitch" means Fitch Investors Service, L.P. or any successor thereto.

                  "Forbearance Loan" means a Student Loan during a period of forbearance of loan collections pursuant to the Higher Education Act.

                  "Grace" means the initial period following reduction by the student Borrower to less than the minimum course load required by the Higher Education Act, during which the student Borrower is not required to make payments on the principal amount of the Borrower Note(s).

                  "Grace Loan" means a Student Loan during a period of Grace.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guarantee Agreement" means each agreement to guarantee Student Loans entered into by the Eligible Lender Trustee, in the case of FFELP Student Loans, on with a Guarantor.

                  "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

                  "Guarantor" means the Initial Guarantors and any Additional Guarantors.

                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                  ["Incentive Student Loan" means a Student Loan which is subject to an Incentive Program other than the Seller's Program.]

                  "[Incentive Interest Deposit" means, with respect to each Monthly Collection Period and each Incentive Student Loan, the difference, if any, between the amount of interest or other amounts which would have been payable with respect to such Incentive Student Loan during such Monthly Collection Period had no Incentive Program been in effect with respect to such Incentive Student Loan and the amount of interest and other amounts which were payable with respect to such Incentive Student Loan during such Monthly Collection Period after giving effect to such Incentive Program.]

                  ["Incentive Program" means any program terminable at will by the Seller pursuant to which the Seller may choose to reduce the interest rate or offer any other benefit on a Student Loan, and shall initially include the Seller's [ ] Programs, as such program may be modified from time to time.]

                  "Indenture" means the Indenture dated as of [_________ __, 1999], between the Issuer and the Indenture Trustee.

                  "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

                  "Indenture Trustee" means [INDENTURE TRUSTEE], a [New York] banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Initial Student Loans" means those Student Loans conveyed to the Issuer on the Closing Date.

                  "Initial Guarantors" means [      ] and their respective
successors.

                  "Initial Pool Balance" means $[      ].

                  "In-School Loan" means a Student Loan during the period, excluding periods of in-school Deferral, during which a student Borrower is enrolled at an Educational Institution for at least the minimum course load required to maintain such student Borrower's eligibility to borrow under the education loan programs administered by the Guarantor.

                  "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the FFELP Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Investment Earnings" means, with respect to any Monthly Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Monthly Payment Date pursuant to
Section 2(c)(v) of the Administration Agreement.

                  "Issuer" means [EFG Student Loan Trust 1999-A] until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Student Loan by operation of law as a result of any act or omission by the related Obligor.

                  "Liquidated Student Loan" means any defaulted Student Loan liquidated by the Servicer or which the Servicer has, after using all reasonable efforts to realize upon the such Student Loan, determined to charge off.

                  "Liquidation Proceeds" means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Borrower on such Liquidated Student Loan.

                  ["Loan Purchase Amount" means with respect to a New Loan or a Serial Loan to be purchased from the Seller by the Depositor, and by the Issuer from the Depositor, an amount equal to the sum of (i) the Purchase Collateral Balance and (ii) the Purchase Premium Amount; provided, however, that after the Revolving Period, the Purchase Premium Amount payable in respect of the purchase of a Serial Loan will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date; and provided, further, that if the Parity Date occurs before the end of the Revolving Period, then, from the Parity Date to the end of the Revolving Period, the Purchase Premium Amount payable in respect of the purchase of a Serial Loan or a New Loan will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date that is available after all distributions from such excess having a higher priority than payment of such Purchase Premium Amounts have been made.]

                  "Loan Sale Agreement" means the Loan Sale Agreement dated as
of [    1999], among the EFG Trustee, the Seller, EFG Funding and the Eligible
Lender Trustee.

                  "Lock-in Period" means the period of days preceding any Quarterly Payment Date during which the T-Bill Rate in effect on the first day of such period shall remain in effect until the end of the related Quarterly Interest Period.

                  "Minimum Purchase Price" means as to any Quarterly Payment Date, an amount equal to the greater of (i) the Purchase Amounts of the Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date or (ii) an amount that would be sufficient to (A) reduce the outstanding principal amount of the Notes then outstanding on such Quarterly Payment Date to zero and (B) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date.

                  "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Servicer on the Student Loans (including any Guarantee Payments received with respect to the Student Loans); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the FFELP Student Loans; (iii) all Liquidation Proceeds from any Student Loans which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods; (iv) that portion of the amounts released from the

Collateral Reinvestment Account with respect to Additional Fundings relating to those interest costs on the Student Loans which are or will be capitalized and any amounts transferred on a Determination Date from the Collateral Reinvestment Account to the Collection Account pursuant to Section 2(f)(i)(E) of the Administration Agreement; (v) the aggregate Purchase Amounts received for those Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period;
(vi) Investment Earnings for such Monthly Payment Date and (vii) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than an Monthly Payment Date immediately succeeding a Quarterly Payment Date, Monthly Available Funds remaining from the Monthly Collection Period relating to the preceding Monthly Payment Date, after giving effect to the application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after applicatio of Monthly Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in Section 2(d)(iv) of the Administration Agreement, then Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Monthly Available Funds for a prior Monthly Collection Period, (B) except as expressly included in clause
(iv) above amounts released from the Collateral Reinvestment Account, (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account pursuant to Section 2(d)(i) of the Administration Agreement and after the Revolving Period, any expenditure of the Net Principal Cash Flow Amount used to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during such Monthly Collection Period.

                  "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

                  "Monthly Payment Date" means the twenty-seventh day of each month (or, if any such date is not a Business Day, on the next succeeding
Business Day) commencing [    1998].

                  "Monthly Rebate Fee" means, for each calendar month and with respect to each Consolidation Loan that is originated by the Eligible Lender Trustee on behalf of the Issuer, the fee payable to the Department equal to the product of (x) one-twelfth, (y) 1.05% and (z) the outstanding principal balance of such Consolidation Loan (including any increases in the principal balance of a Consolidation Loan due to the addition of the principal balance of a related Add-on Consolidation Loan) plus accrued interest on such Consolidation Loan as of the last day of such month.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Principal Cash Flow Amount" means, as of any date, the Principal Cash Flow Amount (calculated for the Collection Period ending in the preceding calendar month or, if no Collection Period ended in the preceding calendar month, calculated for each preceding calendar month during the current Collection Period) minus, after the Revolving Period, the Capitalized Interest Amount for such Collection Period or for each such preceding calendar month, as the case may be.

                  "New Loan" means a Student Loan which (i) is made by an eligible lender under the Higher Education Act (in the case of a FFELP Student
Loan) to a Borrower who is not a Borrower under any Initial Student Loan, (ii) is made under a loan program which existed as of the Closing Date, and (iii) is guaranteed by a Guarantor.

                  "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.

                  "Noteholder" means the Person in whose name a Note is registered in the Note Register.

                  "Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Senior Noteholders' Distribution Amount and the Subordinate Noteholders' Distribution Amount for such Quarterly Payment Date.

                  "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Senior Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount.

                  "Noteholders' Interest T-Bill Carryover" means, collectively with respect to each Quarterly Payment Date, the Senior Noteholders' Interest T-Bill Carryover and the Subordinate Noteholders' Interest T-Bill Carryover.

                  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Note Rate" means any one of the Senior Note Rate or the Subordinate Note Rate.

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04 of the Indenture.

                  "Obligor" on a Student Loan means the borrower or co-borrowers of such Student Loan and any other Person who owes payments in respect of such Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

                  "Officers' Certificate" means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee and (ii) in the case of the Seller, the Depositor, the Servicer, or the Administrator, a certificate signed by any two Authorized Officers of the Seller, the Depositor, the Servicer, or the Administrator, as appropriate.

                  "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to th Indenture Trustee and (ii) with respect to the Seller, the Depositor, the Administrator, the Servicer or a Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Depositor, the Administrator, the Servicer or such Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

                       (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

                       (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

                       (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

                  "Parity Date" means the first Quarterly Payment Date on which the aggregate principal balance of the Notes, after giving effect to all distributions on such date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

                  "Partnership Qualification Provisions" has the meaning specified in Section 5.04 of the Trust Agreement.

                  "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Property" has the meaning assigned to such term as the definition of "Delivery" above.

                  "PLUS Loan" means a Student Loan designated as such that is made under the Parent Loans to Undergraduate Students Program pursuant to the Higher Education Act.

                  "Pool Balance" means, as of the close of business on the last day of any Collection Period, the aggregate principal balance of the Student Loans as of such day (including accrued interest thereon for the immediately preceding Collection Period to the extent such interest will be capitalized upon commencement of repayment, excluding any Purchased Student Loans and Liquidated Student Loans).

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt is the mutilated, lost, destroyed or stolen Note.

                  "Principal Cash Flow Amount" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period, or with respect to any other date of determination, the sum of the following amounts with respect to the period specified: (i) that portion of all collections received by the Servicer on the Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Student Loans); (ii) all Liquidation Proceeds attributable to the principal amount of Student Loans which became Liquidated Student Loans during such Collection Period, or such other specified period, in accordance with the Servicer's customary servicing procedures, together with all Realized Losses on such Student Loans; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant which arose during the related Collection Period or such other specified period; and (iv) the Principal Distribution Adjustment; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period and during the Revolving Period will exclude the amount of collections in respect of principal on the Student Loans during such Collection Period that were deposited in the Collateral Reinvestment Account during such Collection Period.

                  "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date, the amount of Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to Noteholders to account for (i) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Student Loan after receipt of a final payment from a Borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of busines by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalized interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the Reserve Account Excess after giving effect to all distributions to be made on such Quarterly Payment Date other than distributions to the Company out of such excess.

                  "Principal Distribution Amount" means, with respect to any Quarterly Payment Date occurring after the Revolving Period, the Net Principal Cash Flow Amount for such Quarterly Payment Date minus the sum of (i) {any funds remitted to the Seller during the preceding Collection Period for the Purchase Collateral Balance of Serial Loans and (ii) any funds which are applied during the preceding Collection Period to fund the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a related Consolidation Loan.}

                  "Private Guarantor" a guarantor as to principal and/or interest on post-secondary education loans that are not FFELP Loans.

                  "Private Student Loan" means a Student Loan that is guaranteed by a Private Guarantor and is not a FFELP Student Loan.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Amount" means, with respect to a Student Loan other than a Serial Loan to be purchased from the Issuer, the amount required, as of the close of business on the last day of an Interest Period to prepay in full the respective Student Loan under the terms thereof including all accrued borrower interest thereon; provided, however, that the Purchase Amount for a Student Loan, which is being repurchased by the Seller as a result of a breach of the representation and warranty provided for in the last sentence of the first paragraph of Exhibit C to the Loan Sale Agreement, will be calculated without regard to any amount which the Seller has advanced with respect to such loan and which was not reflected by the principal balance of such loan as of the Cutoff Date (or the applicable Subsequent Cutoff Date, as the case may be) after the Loan has been sold into the Trust.

                  "Purchase Collateral Balance" means with respect to a New Loan or a Serial Loan to be purchased by the Issuer, an amount equal, as of the related Subsequent Cut-off Date, to the principal balance of such loan plus accrued borrower interest thereon if and to the extent that such interest is not then payable and will, pursuant to the terms of such loan, be capitalized and added to the principal balance of such loan.

                  "Purchase Premium Amount" means with respect to a New Loan or a Serial Loan to be purchased by the Issuer, an additional amount to the Purchase Collateral Balance not to exceed 2.5% of the principal balance owed by the applicable borrower thereon.

                  "Purchased Student Loan" means a Student Loan purchased as of the close of business on the last day of a Monthly Collection Period by the Servicer pursuant to Section 3.05 of the Servicing Agreement or repurchased by the Seller pursuant to Section 3.02 of the Loan Sale Agreement.

                  "Qualified Substitute Student Loan" means a Student Loan that (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the related Deleted Student Loan for which it is to be substituted, and (ii) will not, at any level of such interest rate index, have an interest rate that is less than that of such Deleted Student Loan.

                  "Quarterly Payment Date" means the Monthly Payment Date occurring in each [January, April, July and October, commencing with the
Monthly Payment Date occurring in    ].

                  "Quarterly Interest Period" means, with respect to a Quarterly Payment Date, the period from and including the Quarterly Payment Date immediately preceding such Quarterly Payment Date (or in the case of the first Quarterly Payment Date, the Closing Date) to but excluding the such Quarterly Payment Date.

                  ["Rating Agency" means each of Moody's, Fitch and S&P if and for so long as it is the rating notes at the request of the Depositor. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Trustee, the Eligible Lender Trustee and the Servicer.]

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer, the Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of the Senior Notes or the Subordinate Notes.

                  "Realized Losses" means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over Liquidation Proceeds to the extent allocable to principal.

                  "Record Date" means, with respect to any Quarterly Payment Date or a Redemption Date, the close of business on the twenty-sixth day of the calendar month in which such Quarterly Payment Date or Redemption Date occurs (whether or not such date is a Business Day).

                  "Recoveries" means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Monthly Collection Period following the Monthly Collection Period in which such Student Loan became a Liquidated Student Loan, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to the Obligor.

                  "Redemption Date" means in the case of a payment to Noteholders pursuant to Section 10.01 of the Indenture, the Quarterly Payment Date specified by the Administrator or the Issuer pursuant to Section 10.01 of the Indenture.

                  "Redemption Price" means in the case of a payment made to Noteholders pursuant to Section 10.01 of the Indenture, the amount to be so paid pursuant to such Section 10.01.

                  "Repayment" means the period of time during which a Borrower is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Borrower Note(s) executed by such Borrower.

                  "Repayment Loan" means a Student Loan during a period of Repayment.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement.

                  "Reserve Account Excess" has the meaning specified in
Section 2(e)(ii) of the Administration Agreement.

                  "Reserve Account Initial Deposit" means $[        ].

                  "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Revolving Period" means the period from the Closing Date until the first to occur of (i) an Early Amortization Event or (ii) the last
day of the Collection Period preceding the [      ] Quarterly Payment Date.

                  "Schedule of Student Loans" means the listing of the Student Loans set forth in Schedule A to the Loan Sale Agreement and to the Indenture (which Schedule may be in the form of microfiche) as the same may be amended from time to time.

                  "Secretary" means the Secretary of the Department, or any predecessor or successor to the functions thereof under the Higher Education Act.

                  "Seller" means EFG in its capacity as seller under the Loan Sale Agreement.

                  "Senior Note" means a Floating Rate Asset Backed Senior Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

                  "Senior Note Final Maturity Date" means the [       ]
Quarterly Payment Date.

                  "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Senior Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

                  "Senior Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Senior Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Senior Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Senior Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

                  "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Senior Note Rate for the related Quarterly Interest Period on the outstanding principal balance of the Senior Notes on the immediately preceding Quarterly Payment Date after giving effect to all principal distributions to holders of Senior Notes on such date (or, in the case of the first Quarterly Payment Date, on the Closing
Date) and (ii) the Senior Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Senior Noteholders' Interest Distribution Amount will not include any Senior Noteholders' Interest T-Bill Carryover.

                  "Senior Noteholders' Interest T-Bill Carryover" means, with respect to each Quarterly Payment Date commencing in [ ], the amount equal to the excess, if any, of (a) the amount of interest on the Senior Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Senior Note T-Bill Rate over (b) the amount of interest on the Senior Notes actually accrued in respect of such Quarterly Interest Period based on the Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, at the Senior Note Rate calculated based on the Senior Note T-Bill Rate); provided, however, that, on the Senior Note Final Maturity Date, the Senior Noteholders' Interest T-Bill Carryover will be equal to the lesser of (i) the Senior Noteholders' Interest T-Bill Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the Senior Noteholders on such date pursuant to Sections 2(e)(ii)(b)(iii) and 2(e)(iii) of the Administration Agreement and Section 8.02 of the Indenture.

                  "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (i) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment Date over
(ii) the amount of principal actually distributed to the Senior Noteholders on such Quarterly Payment Date.

                  "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated on or prior to the end of the related Collection Period with respect to such Quarterly Payment Date), the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the outstanding aggregate principal balance of the Senior Notes. In addition, on the Senior Note Final Maturity Date, the principal required to be distributed to Senior Noteholders will include the amount required to reduce the outstanding principal balance of the Senior Notes to zero.

                  "Senior Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal balance of the Senior Notes divided by the original outstanding principal balance of the Senior Notes. The Senior Note Pool Factor will be [1.0000000] as of the Closing Date; thereafter, the Senior Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Senior Notes.

                  "Senior Note Rate" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 365 days (366 in the case of a leap year)) equal to the lesser of (i) the Senior Note T-Bill Rate for such Quarterly Interest Period and (ii) the Student Loan Rate for such Quarterly Interest Period; provided, that, notwithstanding the foregoing, the Senior Note Rate for the first Quarterly Interest Period shall be equal to the Senior Note T-Bill Rate for such Quarterly Interest Period.

                  "Senior Note T-Bill Rate" means the weighted average of the T-Bill Rates within the applicable Quarterly Interest Period plus 0.60%.

                  "Serial Loan" means a Student Loan which (i) is made by an eligible lender under the Higher Education Act to a Borrower who is also a Borrower under at least one outstanding Initial Student Loan and is acquired by the Seller, (ii) is made under the same federal loan program as such Initial Financed Student Loan and (iii) has the same Guarantor as such Initial Student Loan.

                  "Servicer" means EFG Technologies, Inc. in its capacity as servicer of the Student Loans or any permitted Successor Servicer or Successor Servicers.

                  "Servicer Default" means an event specified in Section 6.01 of the Servicing Agreement.

                  "Servicer Liability Limit" has the meaning specified in
Section 3.05(a) of the Servicing Agreement.

                  "Servicer Liability Period" has the meaning specified in
Section 3.05(a) of the Servicing Agreement.

                  "Servicing Agreement" means the Servicing Agreement dated as
of [    1998], among the Issuer, the Servicer, the and the Eligible Lender
Trustee.

                  "Servicing Fee" has the meaning specified in Section 3.06 of the Servicing Agreement.

                  "Servicing Fee Shortfall" has the meaning specified in
Section 3.06 of the Servicing Agreement.

                  "SLS Loan" means a Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

                  "S&P" means Standard & Poor's Corporation.

                  "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Specified Reserve Account Balance" with respect to any Quarterly Payment Date means the greater of: (a) 0.40% of the principal balance of the Notes after taking into account the effect of distributions on such Quarterly Payment Date and (b) $1,361,108; provided, however, that in no event shall the Specified Reserve Account Balance exceed the sum of the outstanding principal balance of the Notes.

                  "Stafford Loan" means a Student Loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.

                  "State" means any one of the 50 States of the United States of America, the trust territories of the United States, or the District of Columbia.

                  "Student Loan" means an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and guaranteed in accordance with the policies and procedures of the Guarantor that is Financed.

                  "Student Loan Files" means the documents relating to the Financed Student Loans specified in Section 2.01 of the Servicing Agreement.

                  "Student Loan Rate" means, with respect to any Quarterly Interest Period, the interest rate equal to the product of (a) the quotient obtained by dividing (i) 365 (366 in the case of a leap year) by (ii) the actual number of days elapsed in such Quarterly Interest Period and (b) the percentage equivalent of a fraction, the numerator of which is equal to Expected Interest Collections for the related Quarterly Interest Period less the Servicing Fee and the Administration Fee with respect to such Quarterly Interest Period and (ii) the denominator of which is the aggregate principal balance of the Notes as of the last day of such Quarterly Interest Period.

                  "Student Loan Rate Accrual Period" means, with respect to any Quarterly Interest Period, the related Collection Period.

                  "Subordinate Note" means a Subordinate Floating Rate Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

                  "Subordinate Note Final Maturity Date" means the [       ]
Quarterly Payment Date.

                  "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

                  "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

                  "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the outstanding principal balance of the Subordinate Notes on the immediately preceding Quarterly Payment Date, after giving effect to all principal distributions to Subordinate Noteholders on such Quarterly Payment Date (or, in the case of the first Quarterly Payment Date, on the Closing Date) and (ii) the Subordinate Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest T-Bill Carryover.

                  "Subordinate Noteholders' Interest T-Bill Carryover" means, with respect to each Quarterly Payment Date commencing in October 1997, the amount equal to the excess, if any, of (a) the amount of interest on the Subordinate Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Subordinate Note T-Bill Rate over (b) the amount of interest on the Subordinate Notes actually accrued in respect of such Quarterly Interest Period based on the Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, at the Subordinate Note Rate calculated based on the Subordinate Note T-Bill Rate); provided, however, that, on the Subordinate Note Final Maturity Date, the Subordinate Noteholders' Interest T-Bill Carryover will be equal to the lesser of (i) the Subordinate Noteholders' Interest T-Bill Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Subordinate Noteholders on such date pursuant to Sections 2(e)(ii)(b)(iii) and 2(e)(iii) of the Administration Agreement and Section
8.02 the Indenture.

                  "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (i) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over
(ii) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

                  "Subordinate Noteholders' Principal Distribution Amount" means, on each Quarterly Payment Date on and after which the aggregate principal balance of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal balance of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on such Quarterly Payment
Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal

Distribution Amount will in no event exceed the outstanding principal balance of the Subordinate Notes. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal balance of the Subordinate Notes to zero.

                  "Subordinate Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal balance of the Subordinate Notes divided by the original outstanding principal balance of the Subordinate Notes. The Subordinate Note Pool Factor will be [1.0000000] as of the Closing Date; thereafter, the Subordinate Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Subordinate Notes.

                  "Subordinate Note Rate" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 365 days (366 in the case of a leap year)) equal to the lesser of (i) the Subordinate Note T-Bill Rate for such Quarterly Interest Period and (ii) the Student Loan Rate for such Quarterly Interest Period; provided, that, notwithstanding the foregoing, the Subordinate Note Rate for the first Quarterly Interest Period shall be equal to the Subordinate Note T-Bill Rate for such Quarterly Interest Period.

                  "Subordinate Note T-Bill Rate" means the weighted average of the T-Bill Rates within the applicable Quarterly Interest Period plus [ ]%.

                  "Subsequent Cutoff Date" means the date as of which any New Loan or Serial Loan is transferred to the Issuer and the date on and after which all distributions on such loan are property of the Issuer or the date of the related Assignment in the case of any Qualified Substitute Student Loan.

                  "Subsequent Transfer Agreement" has the meaning provided in
Section 2.03 of Transfer Agreement.

                  "Substitution Adjustment Amount" has the meaning specified in Section 3.02 of the Loan Sale Agreement.

                  "Successor Servicer" has the meaning specified in Section 3.07(e) of the Indenture.

                  "Tax Characterization Amendment" has the meaning specified in Section 5.04 of the Trust Agreement.

                  "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" i effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury shall again be so published or reported or such auction is held, as the case may be. The T-Bill Rate shall be subject to a Lock-In Period of six Business Days.

                  "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any ownership interest in a Note or, with respect Section 3.01 of the Trust Agreement, in the Trust.

                  "Transfer Agreement" means the Transfer Agreement dated as of ______ __, 1999, among the Issuer, the Transferor and the Eligible Lender Trustee.

                  ["Transfer Date" means the day fixed for the transfer of any New Loans or Serial Loans by the Seller to the Issuer; provided that no Transfer Date shall occur during the period from a Determination Date to the end of the calendar month in which such Determination Date occurs.]

                  "Transferor" means EFG Funding.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means the Issuer, established pursuant to the Trust Agreement.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning specified in Section 2(c) of the Administration Agreement.

                  "Trust Agreement" means the Trust Agreement dated as of
[    1999], among the Depositor, the Trustee and the Eligible Lender Trustee.

                  "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Transfer Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Loan Sale Agreement and the Administration Agreement.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.